Exhibit 99.1

   Iron Mountain Incorporated Reports Third Quarter 2003 Financial Results

    * Total Revenues are $382 Million; Up 15%

    * Operating Income is $77 Million; Up 17%

    * Net Income is $0.17 per Diluted Share

    * Company Reaffirms 2003 Full Year Guidance

    BOSTON, Oct. 29 /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE: IRM), the leader in records and information management services, today reported higher revenues and operating income for the quarter ended September 30, 2003. In addition, the Company reaffirmed its previously released guidance for the full year 2003. Net Income is $0.17 per diluted share for the quarter.
    Iron Mountain's total consolidated revenues for the quarter ended September 30, 2003 grew to $382 million, an increase of 15% compared with the quarter ended September 30, 2002. For the quarter, storage revenues grew 17% and service revenues grew 12% compared to the prior year. Storage revenues, which are considered a key performance indicator for the records and information management services industry, are largely recurring since customers typically retain their records for many years. This marks the 59th consecutive quarter for which the Company has reported increased storage revenues.
    For the third quarter of 2003, the storage and service revenue internal growth rates were 9% and 2%, respectively, yielding a total internal revenue growth rate of 6%. The storage internal growth rate continued its upward trend and core service revenues, at 9%, grew in line with storage growth. Overall service revenue growth was impacted by a decline in complementary service revenues primarily in the Company's North American business units.
The Company experienced lower levels of special projects and product sales, most notably data product sales, compared with the same periods in 2002. The year over year comparison of complementary service revenues was made more difficult by the particularly strong service revenues reported in the third quarter of 2002. The Company believes that service revenues will likely grow at a slower rate than storage revenues for the balance of the year due to continued lower growth rates in complementary services.
    Richard Reese, the Company's Chairman and CEO, stated, "The Company continued to report solid results for the third quarter with both revenue and operating income at or above the top end of our guidance. Storage internal growth rates continued to tick up, margins expanded and we continued to generate free cash flow before acquisitions and investments on a year-to-date basis. As we anticipated, we saw slower internal growth rates in certain complementary service lines. In Europe, our integration of the Hays IMS acquisition is proceeding as planned and here in the U.S., we continued to expand our secure shredding footprint via acquisitions and Greenfield start-up operations."
    Today's earnings announcement introduces a non-GAAP measure, operating income before depreciation and amortization, or OIBDA, which the Company will report going forward as one of its key financial metrics. Operating income before depreciation and amortization is the metric that most closely resembles what the Company has historically referred to as Adjusted EBITDA. Currently, the only difference between the two metrics is the inclusion in OIBDA of gains and losses on the disposal or write-downs of property, plant and equipment, net. Prior to 2003, other charges such as merger-related expenses and stock compensation expense had been excluded from Adjusted EBITDA as well.
    The Company believes that operating income before depreciation and amortization is useful because it is an important financial measure used in evaluating the Company's performance, as it is an internally generated source of funds for investment in continued growth and for servicing indebtedness. Holders of the Company's publicly issued debt use OIBDA-based calculations, referred to as Adjusted EBITDA, as important criteria for evaluating the Company. As a result, all of its bond indentures and covenants include OIBDA-based calculations, called Adjusted EBITDA, as primary measures of financial performance. Operating income before depreciation and amortization is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and should not be considered as a substitute for operating or net income or cash flows from operating activities (as determined in accordance with GAAP). In accordance with Securities and Exchange Commission Regulation G, a reconciliation of OIBDA to Operating Income to Net Income appears later in this press release.
    Operating income before depreciation and amortization was $110 million, or 28.9% of revenues, for the quarter ended September 30, 2003 compared to $95 million, or 28.5% of revenues, for the quarter ended September 30, 2002.
    Operating income for the third quarter of 2003 was $77 million, or 20% of revenues, compared to $66 million, or 20% of revenues, for the same period in 2002. Net income for the quarter was $15 million, or $0.17 per diluted share, compared to $16 million, or $0.18 per diluted share, for the same period in 2002. Included in net income for 2003 is $10 million of other expense, net comprised of a $5 million charge for the early extinguishment of debt related to the partial redemption of the 8-1/8% senior notes of the Company's subsidiary, Iron Mountain Canada Corporation, and a $5 million foreign currency related net loss. The loss is due primarily to the weakening of the Canadian Dollar against the U.S. Dollar in the third quarter. Gains related to the strengthening of the pound Sterling against the U.S. Dollar were offset by our hedging activities related to that currency.
    For the nine months ended September 30, 2003, the Company reported total consolidated revenues of $1,093 million, an increase of 12% with storage revenues growing at 13% and service revenues growing at 10% compared to the prior year. For the nine-month period, storage and service revenue internal growth rates were 9% and 4%, respectively, yielding a total internal revenue growth rate of 7%.
    OIBDA was $312 million, or 28.6% of revenues, for the nine months ended September 30, 2003 compared to $266 million, or 27.2% of revenues, for the nine months ended September 30, 2002.
    Operating income for the first nine months of 2003 was $218 million, or 20% of revenues, compared to $186 million, or 19% of revenues, for the same period in 2002. Net income from continuing operations before extraordinary items was $56 million, or $0.65 per diluted share, for the first nine months of 2003, compared to $48 million, or $0.56 per diluted share, for the same period in 2002.
    Included in income from continuing operations before extraordinary items for the first nine months of 2003 is $2 million of other expense, net comprised of a $19 million foreign currency gain, due primarily to the strengthening of the Canadian Dollar and the pound Sterling against the U.S. Dollar, which was more than offset by $21 million of charges for the early extinguishment of debt related to the Company's 2003 refinancing activities. Included in income from continuing operations before extraordinary items for the first nine months of 2002 is $2 million of other income, net comprised primarily of a $4 million foreign currency gain partially offset by $1 million of charges for the early extinguishment of debt related to the Company's 2002 refinancing activities.
    Net Income for the first nine months of 2003 was $56 million, or $0.65 per diluted share, compared to $42 million, or $0.49 per diluted share, for the same period in 2002. Included in net income for 2002 is a $6 million after tax charge representing the cumulative effect of a change in accounting principle recorded in the first quarter of 2002 related to the impairment of goodwill associated with the Company's investment in South America.
    Following is a reconciliation of operating income before depreciation and amortization (OIBDA) to operating income and net income (in millions):


                               Quarter Ended             Nine Months Ended
                               September 30,               September 30,
                              2002         2003          2002         2003

    OIBDA (Operating Income
     Before Depreciation
     and Amortization) (1)   $94.9       $110.4       $266.0       $312.0
     Less: Depreciation and
      Amortization            28.9         33.2         80.5         93.9

    Operating Income (1)     $66.0        $77.2       $185.5       $218.1

     Less: Interest Expense,
      net                     36.0         38.8        101.7        110.7
      Other (Income) Expense,
       net                     2.7         10.3        (2.3)          2.4
      Provision for Income
       Taxes                  11.2         12.0         35.5         44.6
      Minority Interest        0.4          1.3          2.4          4.2
      Cumulative Effect of
       Change in Accounting
       Principle                --           --          6.4           --

    Net Income (1)           $15.7        $14.8        $41.8        $56.2

    Major Components of
     Other (Income)
     Expense, net:
     Foreign Exchange Effects $2.6         $4.8       $(3.7)      $(18.8)
     Debt Extinguishment
      Charges                  $--         $5.5         $1.2       $ 21.2

    (1) Includes $0.1 million and $1.9 million of losses on Disposal / Write-down of Property, Plant and Equipment, net for the quarters ended September 30, 2002 and 2003, respectively and a $1.9 million gain and a $1.9 million loss on Disposal / Write-down of Property, Plant and Equipment, net for the nine months ended September 30, 2002 and 2003, respectively.

                        Financial Performance Outlook

    The following statements are based on current expectations and do not include the potential impact of any future acquisitions. These statements are forward-looking, and actual results may differ materially. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information. The Company is reaffirming its financial guidance for the full year ending December 31, 2003, which was most recently issued on July 31, 2003, and includes the estimated impact of the Hays IMS acquisition (dollars in millions):

                                                         Full Year Ending
                                                        December 31, 2003
                                                        Low           High
    Revenues                                          $1,480         $1,510
    Operating Income                                     273            293
    Depreciation & Amortization                          133            127

    Capital Expenditures                                 190            215
    Internal Growth                                       6%             8%

    As previously announced, the Company will be providing financial guidance for 2004 at its upcoming Investor Day. The 6th annual event will be held on Thursday, November 20, 2003 in New York City and broadcast on the Company's website at www.ironmountain.com.
    Iron Mountain's conference call to discuss the third quarter 2003 financial results will be held today at 11:00 a.m. eastern time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its website at www.ironmountain.com. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the website and available for real-time viewing. The slide presentation and replays of the conference call will be available on the website for future reference.

    About Iron Mountain
    Iron Mountain Incorporated is the world's trusted partner for outsourced records and information management services. Founded in 1951, the Company has grown to service more than 150,000 customer accounts throughout the United States, Canada, Europe and Latin America. Iron Mountain offers records management services for both physical and digital media, disaster recovery support services, and consulting -- services that help businesses save money and manage risks associated with legal and regulatory compliance, protection of vital information, and business continuity challenges. For more information, visit www.ironmountain.com.

                          Certain Important Factors

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. Forward-looking statements include our full year 2003 financial performance outlook and statements regarding our goals, beliefs, strategies, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) the cost and availability of financing for contemplated growth; (iv) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (v) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (vi) the possibility that business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (vii) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; and (viii) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Contact:   Stephen P. Golden
               Director of Investor Relations
               (617) 535-4799

    NOTE: Condensed Consolidated Financial Statements of Iron Mountain Incorporated follow.


                          Iron Mountain Incorporated
               Condensed Consolidated Statements of Operations
                 (Amounts in Thousands except Per Share Data)
                                 (Unaudited)

                            Three Months Ended          Nine Months Ended
                               September 30,              September 30,
                            2002         2003          2002         2003
    Revenues:
     Storage              $191,377     $222,973     $561,797     $634,773
     Service and Storage
      Material Sales       141,736      158,785      416,234      458,066

      Total Revenues       333,113      381,758      978,031    1,092,839

    Operating Expenses:
     Cost of Sales
      (Excluding
      Depreciation)        153,858      171,355      461,711      493,538
     Selling, General
      and Administrative    83,986       98,087      251,492      285,377
     Depreciation and
      Amortization          28,950       33,197       80,459       93,911
     Merger-Related Expenses   190           --          770           --
     Loss (Gain) on
      Disposal / Writedown
      of Property, Plant and
      Equipment, Net           139        1,870      (1,921)        1,886

      Total Operating
       Expenses            267,123      304,509      792,511      874,712

    Operating Income        65,990       77,249      185,520      218,127

    Interest Expense, Net   36,017       38,790      101,685      110,752
    Other Expense (income),
     Net                     2,648       10,343      (2,308)        2,361

      Income from
       Continuing
       Operations Before
       Provision for Income
       Taxes and Minority
       Interest             27,325       28,116       86,143      105,014

    Provision for Income
     Taxes                  11,241       12,012       35,497       44,635
    Minority Interest in
     Earnings of
     Subsidiaries, Net         387        1,310        2,442        4,168

      Income from Continuing
       Operations Before
       Cumulative Effect of
       Change in Accounting
       Principle            15,697       14,794       48,204       56,211

    Cumulative Effect of
     Change in Accounting
     Principle (Net of
     Minority Interest) (1)     --           --      (6,396)           --

      Net Income           $15,697      $14,794      $41,808      $56,211

    Income From Continuing
     Operations Before
     Cumulative Effect of
     Change in Accounting
     Principle Per Share
     - Basic                $ 0.19       $ 0.17        $0.57       $ 0.66

    Income From Continuing
     Operations Before
     Cumulative Effect of
     Change in Accounting
     Principle Per Share
     - Diluted              $ 0.18       $ 0.17        $0.56       $ 0.65

    Net Income Per
     Share - Basic          $ 0.19       $ 0.17       $ 0.49       $ 0.66
    Net Income Per
     Share - Diluted        $ 0.18       $ 0.17       $ 0.49       $ 0.65

    Weighted Average
     Common Shares
     Outstanding - Basic    84,769       85,303       84,558       85,211
    Weighted Average
     Common Shares
     Outstanding - Diluted  85,997       86,726       86,026       86,690

    Operating Income before
     Depreciation and
     Amortization          $94,940     $110,446     $265,979     $312,038

    (1) Represents the non-cash charge related to the impairment of goodwill associated with the Company's investment in South America due primarily to the deterioration of the economy and the devaluation of the currency in Argentina.


                          Iron Mountain Incorporated
                    Condensed Consolidated Balance Sheets
                            (Amounts in Thousands)
                                 (Unaudited)

                                                  December 31, September 30,
                                                      2002           2003

    ASSETS

    Current Assets:
     Cash and Cash Equivalents                       $56,292        $23,544
      Accounts Receivable
      (less allowances of $20,274
      and $22,657, respectively)                     225,416        276,391
     Other Current Assets                             85,332         96,183
      Total Current Assets                           367,040        396,118

    Property, Plant and Equipment:
     Property, Plant and Equipment at Cost         1,577,588      1,897,790
     Less: Accumulated Depreciation                (338,400)      (424,314)
      Property, Plant and Equipment, net           1,239,188      1,473,476

    Other Assets:
     Goodwill, net                                 1,544,974      1,726,402
     Other Non-current Assets, net                    79,453        143,545
      Total Other Assets                           1,624,427      1,869,947

      Total Assets                                $3,230,655     $3,739,541

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current Liabilities:
     Current Portion of Long-term Debt               $69,732        $60,812
     Other Current Liabilities                       358,230        412,314
      Total Current Liabilities                      427,962        473,126

    Long-term Debt, Net of Current Portion         1,662,365      2,002,160
    Other Long-term Liabilities                      133,335        169,719

    Minority Interests                                62,132         72,186

    Shareholders' Equity                             944,861      1,022,350

     Total Liabilities and Shareholders' Equity   $3,230,655     $3,739,541

SOURCE  Iron Mountain Incorporated
    -0-                             10/29/2003
    /CONTACT: Stephen P. Golden, Director of Investor Relations of Iron Mountain, +1-617-535-4799/
    /LOGO: http://www.newscom.com/cgi-bin/prnh/20030505/IRMLOGO
                  AP Archive:  http://photoarchive.ap.org
                  PRN Photo Desk, 888-776-6555 or 212-782-2840/
    /Web site:  http://www.ironmountain.com/
    (IRM)

CO:  Iron Mountain Incorporated
ST:  Massachusetts
IN:  PUB FIN
SU:  ERN CCA MAV